Exhibit 10.4

Form of

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (the “Agreement”), dated as of       , 2010, with an effective date as set forth in Section 18, between Image Entertainment, Inc., a Delaware corporation (the “Corporation”), and        (together with such person’s spouse or domestic partner, “Indemnitee”).

W I T N E S S E T H:

WHEREAS, Indemnitee is either a member of the board of directors of the Corporation (the “Board of Directors”), a director of a wholly owned subsidiary of the Corporation, an officer of the Corporation or an officer of a wholly owned subsidiary of the Corporation, or one or more of such positions, and in such capacity or capacities, or otherwise as an Agent (as hereinafter defined) of the Corporation, is performing a valuable service for the Corporation; and

WHEREAS, the Corporation is aware that competent and experienced persons are increasingly reluctant to serve as directors or officers of corporations or other business entities unless they are protected by comprehensive indemnification and liability insurance, due to increased exposure to litigation costs and risks resulting from their service to such entities, and because the exposure frequently bears no reasonable relationship to the compensation of such directors and officers; and

WHEREAS, the Board of Directors of the Corporation has concluded that, to retain and attract talented and experienced individuals to serve or continue to serve as officers or directors of the Corporation or its subsidiaries, and to encourage such individuals to take the business risks necessary for the success of the Corporation, it is necessary for the Corporation contractually to indemnify directors and officers and to assume for itself to the fullest extent permitted by law expenses and damages in connection with claims against such officers or directors in connection with their service to the Corporation; and

WHEREAS, Section 145 of the General Corporation Law of Delaware (the “DGCL”), under which the Corporation is organized, empowers the Corporation to indemnify by agreement its officers, directors, employees and agents, and persons who serve, at the request of the Corporation, as directors, officers, employees or agents of other corporations or enterprises, and expressly provides that the indemnification provided by the DGCL is not exclusive; and

WHEREAS, the Corporation desires and has requested the Indemnitee to serve or continue to serve as a director, officer or agent of the Corporation or one or more of its subsidiaries free from undue concern for claims for damages arising out of or related to such services to the Corporation; and

WHEREAS, Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Corporation on the condition that he or she be indemnified as herein provided; and

WHEREAS, it is intended that Indemnitee shall be paid promptly by the Corporation all amounts necessary to effectuate in full the indemnity provided herein; and

WHEREAS, certain defined terms are set forth in Section 17 below:

NOW, THEREFORE, in consideration of the premises and the covenants in this Agreement, and of Indemnitee serving or continuing to serve the Corporation or one or more of its subsidiaries as an Agent and intending to be legally bound hereby, the parties hereto agree as follows:

1.             Services by Indemnitee.  Indemnitee agrees to serve or continue to serve (a) as a director or an officer of the Corporation, or as a manager, director or employee of a wholly owned subsidiary of the Corporation, or one or more of such positions, and until such time as Indemnitee resigns or fails to stand for election or is removed from Indemnitee’s position, or (b) otherwise as an Agent of the Corporation.  Indemnitee may from time to time also perform other services at the request or for the convenience of, or otherwise benefiting the Corporation or one or more of its subsidiaries.  Indemnitee may at any time and for any reason resign or be removed from his or her position or positions (subject to any other contractual obligation or other obligation imposed by operation of law), in which event the Corporation shall have no obligation under this Agreement to continue Indemnitee in any such position.

2.             Indemnification of Indemnitee.  Subject to the limitations set forth herein and particularly in Section 6 hereof, the Corporation shall indemnify Indemnitee as follows:

(a)           The Corporation shall, with respect to any Proceeding (as hereinafter defined), indemnify Indemnitee to the fullest extent permitted by applicable law or as such law may from time to time be amended (but, in the case of any such amendment, only to the extent such amendment permits the Corporation to provide broader indemnification rights than the law permitted the Corporation to provide before such amendment).  The right to indemnification conferred herein shall be presumed to have been relied upon by Indemnitee in serving or continuing to serve the Corporation as an Agent and shall be enforceable as a contract right.  Without in any way diminishing the scope of the indemnification provided by this Section 2(a), the rights of indemnification of Indemnitee shall include but shall not be limited to those rights hereinafter set forth.

(b)           The Corporation shall indemnify Indemnitee if Indemnitee is or was a party or witness or is threatened to be made a party or witness to any Proceeding (other than an action by or in the right of the Corporation) by reason of the fact that Indemnitee is or was an Agent of the Corporation, or any subsidiary of the Corporation, or by reason of the fact that Indemnitee is or was serving at the request of the Corporation as an Agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against Expenses (as hereinafter defined) or Liabilities (as hereinafter defined), actually and reasonably incurred by Indemnitee in connection with such Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful.

(c)           The Corporation shall indemnify Indemnitee if Indemnitee was or is a party or witness or is threatened to be made a party to any Proceeding by or in the right of the Corporation or any subsidiary of the Corporation to procure a judgment in its favor by reason of the fact that Indemnitee is or was an Agent of the Corporation, or any subsidiary of the  corporation, or by reason of the fact that Indemnitee is or was serving at the request of the Corporation as an Agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against Expenses and, to the fullest extent permitted by law, Liabilities if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

(d)           Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding or in defense of any issue or matter therein, Indemnitee shall be indemnified against all Expenses incurred in connection therewith, except with respect to any portion of the proceeding relating to a matter described in Section 6.  For these purposes, Indemnitee will be deemed to have been “successful on the merits” upon termination of any Proceeding or of any claim, issue or matter therein, by the winning of a motion to dismiss (with or without prejudice), motion for summary judgment, or settlement (with or without court approval), or upon a plea of nolo contendere or its equivalent.  If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of Expenses, but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

(e)           The Corporation shall indemnify and hold harmless Indemnitee from any claims for contribution which may be brought by officers, directors or employees of the Corporation (other than Indemnitee) who may be jointly liable with Indemnitee.

3.             Advancement of Expenses.  All reasonable Expenses incurred by or on behalf of Indemnitee (including costs of enforcement of this Agreement) shall be advanced from time to time by the Corporation to Indemnitee within thirty (30) days after the receipt by the Corporation of a written request for an advance of Expenses, whether prior to or after final disposition of a Proceeding (except to the extent that there has been a Final Adverse Determination that Indemnitee is not entitled to be indemnified for such Expenses), including, without limitation, any Proceeding brought by or in the right of the Corporation.  Notwithstanding the foregoing, the Indemnitee may alternately request that the Corporation (but without duplication) (a) pay such Expenses on behalf of Indemnitee or (b) reimburse Indemnitee for such Expenses.  Indemnitee’s right to such advancement is not subject to the satisfaction of any standard of conduct.  The written request for an advancement, payment or reimbursement of any and all Expenses under this paragraph shall contain reasonable detail of the Expenses incurred by Indemnitee.  In the event that such written request shall be accompanied by an affidavit of counsel to Indemnitee to the effect that such counsel has reviewed such Expenses and that such Expenses are reasonable in such counsel’s view, then such expenses shall be deemed reasonable in the absence of clear and convincing evidence to the contrary.  By execution of this Agreement, Indemnitee shall be deemed to have (i) undertaken to repay such expenses if it is ultimately determined that Indemnitee is not entitled to be indemnified against such Expenses and (ii) made whatever other undertaking as may be required by law at the time of any advancement of Expenses with respect to repayment to the Corporation of such Expenses, but such advancement of Expenses shall otherwise be unsecured and interest-free, without regard to Indemnitee’s ability to repay.

4.             Presumptions and Effect of Certain Proceedings.

(a)           Upon making a request for indemnification, Indemnitee shall be presumed to be entitled to indemnification under this Agreement and the Corporation shall have the burden of proof to overcome that presumption by a preponderance of the evidence in reaching any contrary determination.

(b)           The termination of any Proceeding by judgment, order, settlement, arbitration award or conviction, or upon a plea of nolo contendere or its equivalent shall not affect this presumption or, except as determined by a judgment or other final adjudication adverse to Indemnitee, establish a presumption with regard to any factual matter relevant to determining Indemnitee’s rights to indemnification hereunder.  If the person or persons so empowered to make a determination pursuant to Section 5 hereof shall have failed to make the requested determination within the period provided for in Section 5, a determination that Indemnitee is entitled to indemnification shall be deemed to have been made.

(c)           The knowledge and/or actions, or failure to act, or any director, officer, agent or employee of the Corporation or the Corporation itself shall not be imputed to Indemnitee for purposes of determining any rights under this Agreement.

(d)           For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Corporation, other than records or books of account prepared by or under the direct supervision of Indemnitee, including financial statements, or on information supplied to Indemnitee by the officers of the Corporation in the course of their duties, or on the advice of legal counsel for the Corporation or the Board or counsel selected by any committee of the Board or on information or records given or reports made to the Corporation by an independent certified public accountant or by an appraiser, investment banker, compensation consultant, or other expert selected with reasonable care by the Corporation or the Board or any committee of the Board.  The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct.  Whether or not the foregoing provisions of this Section are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation.

5.             Procedure for Determination of Entitlement to Indemnification.

(a)           Whenever Indemnitee believes that Indemnitee is entitled to indemnification pursuant to this Agreement, Indemnitee shall submit a written request for indemnification to the

Corporation.  Any request for indemnification shall include sufficient documentation or information reasonably available to Indemnitee for the determination of entitlement to indemnification.  In any event, Indemnitee shall submit Indemnitee’s claim for indemnification within a reasonable time, not to exceed five (5) years after any judgment, order, settlement, dismissal, arbitration award, conviction, acceptance of a plea of nolo contendere or its equivalent, or final determination, whichever is the later date for which Indemnitee requests indemnification.  The Secretary or other appropriate officer shall, promptly upon receipt of Indemnitee’s request for indemnification, advise the Board of Directors in writing that Indemnitee has made such request.  Determination of Indemnitee’s entitlement to indemnification shall be made not later than sixty (60) days after the Corporation’s receipt of Indemnitee’s written request for such indemnification, provided that any request for indemnification for Liabilities, other than amounts paid in settlement, shall have been made after a determination thereof in a Proceeding.  If it is so determined that the Indemnitee is entitled to indemnification, and Indemnitee has already paid the Liabilities, reimbursement to the Indemnitee shall be made within ten (10) days after such determination; otherwise, the Corporation shall pay the Liabilities on behalf of Indemnitee if and when Indemnitee becomes legally obligated to make payment.

(b)           The Corporation shall be entitled to select the forum in which Indemnitee’s entitlement to indemnification will be heard; provided, however, that if there is a Change in Control of the Corporation, Independent Legal Counsel (as hereinafter defined) shall determine whether Indemnitee is entitled to indemnification.  The forum shall be any one of the following:

(i)            a majority vote of Disinterested Directors (as hereinafter defined), even though less than a quorum;

(ii)           by a committee of Disinterested Directors designated by majority vote of Disinterested Directors, even though less than a quorum;

(iii)          Independent Legal Counsel, whose determination shall be made in a written opinion; or

(iv)          the stockholders of the Corporation.

6.             Specific Limitations on Indemnification.  Notwithstanding anything in this Agreement to the contrary, the Corporation shall not be obligated under this Agreement to make any payment to Indemnitee with respect to any Proceeding:

(a)           To the extent that payment is actually made to Indemnitee under any insurance policy, or is made to Indemnitee by the Corporation or an affiliate otherwise than pursuant to this Agreement.  Notwithstanding the availability of such insurance, Indemnitee also may claim indemnification from the Corporation pursuant to this Agreement by assigning to the Corporation any claims under such insurance to the extent Indemnitee is paid by the Corporation;

(b)           Provided there has been no Change in Control, for Liabilities in connection with Proceedings settled without the Corporation’s consent, which consent, however, shall not be unreasonably withheld;

(c)           For an accounting of profits made from the purchase or sale by Indemnitee of securities of the Corporation within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or similar provisions of any state statutory or common law, provided, however, that the Indemnitee shall be entitled to the advancement of expenses unless the Corporation reasonably determines that Indemnitee has violated such Section 16(b) and must disgorge profits;

(d)           For any reimbursement of the Corporation by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Corporation, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Corporation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Corporation of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act), if Indemnitee is held liable therefor;

(e)           To the extent it would be otherwise prohibited by law, if so established by a judgment or other final adjudication adverse to Indemnitee; or

(f)            In connection with a Proceeding commenced by Indemnitee (other than a Proceeding commenced by Indemnitee to enforce Indemnitee’s rights under this Agreement) unless the commencement of such Proceeding was authorized by the Board of Directors.

7.             Fees and Expenses of Independent Legal Counsel.  The Corporation agrees to pay the reasonable fees and expenses of Independent Legal Counsel should such Independent Legal Counsel be retained to make a determination of Indemnitee’s entitlement to indemnification pursuant to Section 5(b) of this Agreement, and to fully indemnify such Independent Legal Counsel against any and all expenses and losses incurred by any of them arising out of or relating to this Agreement or their engagement pursuant hereto.

8.             Rights and Remedies of Indemnitee.

(a)           In the event that (i) a determination pursuant to Section 5 hereof is made that Indemnitee is not entitled to indemnification, (ii) advances of Expenses are not made pursuant to this Agreement, (iii) payment has not been timely made following a determination of entitlement to indemnification pursuant to this Agreement, or (iv) Indemnitee otherwise seeks enforcement of this Agreement, Indemnitee shall be entitled to a final adjudication in the Court of Chancery of the State of Delaware of the remedy sought.  Alternatively, unless court approval is required by law for the indemnification sought by Indemnitee, Indemnitee at Indemnitee’s option may seek an award in arbitration to be conducted by a single arbitrator pursuant to the commercial arbitration rules of the American Arbitration Association now in effect, which award is to be made within ninety (90) days following the filing of the demand for arbitration.  The Corporation shall not oppose Indemnitee’s right to seek any such adjudication or arbitration award.  In any such proceeding or arbitration Indemnitee shall be presumed to be entitled to indemnification and advancement of Expenses under this Agreement and the Corporation shall have the burden of proof to overcome that presumption.

(b)           In the event that a determination that Indemnitee is not entitled to indemnification, in whole or in part, has been made pursuant to Section 5 hereof, the decision in the judicial proceeding or arbitration provided in paragraph (a) of this Section 8 shall be made de novo and Indemnitee shall not be prejudiced by reason of a determination that Indemnitee is not entitled to indemnification.

(c)           If a determination that Indemnitee is entitled to indemnification has been made pursuant to Section 5 hereof, or is deemed to have been made pursuant to Section 4 hereof or otherwise pursuant to the terms of this Agreement, the Corporation shall be bound by such determination.

(d)           The Corporation shall be precluded from asserting that the procedures and presumptions of this Agreement are not valid, binding and enforceable.  The Corporation shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Agreement and is precluded from making any assertion to the contrary.

(e)           Expenses reasonably incurred by Indemnitee in connection with Indemnitee’s request for indemnification under, seeking enforcement of or to recover damages for breach of this Agreement shall be advanced by the Corporation when and as incurred by Indemnitee irrespective of any Final Adverse Determination that Indemnitee is not entitled to indemnification.

(f)            If the Indemnitee is the subject of or is implicated in any investigation, whether formal or informal, the Corporation shall provide to the Indemnitee any information it provides to any third party concerning the investigation, provided, that by executing this Agreement, Indemnitee agrees to use such information solely in connection with the defense of such investigation and if Indemnitee is no longer serving as a Director or employed by the Corporation, Indemnitee shall at the Corporation’s request execute a confidentiality agreement substantially in the form of the confidentiality agreement in effect while such Indemnitee was a Director or employed by the Corporation.

(g)           The Corporation and Indemnitee agree herein that a monetary remedy for breach of this Agreement, at some later date, may be inadequate, impracticable and difficult to prove, and further agree that such breach may cause Indemnitee irreparable harm.  Accordingly, the parties hereto agree that Indemnitee may enforce this Agreement by seeking injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and that by seeking injunctive relief and/or specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which he or she may be entitled.  The Corporation and Indemnitee further agree that Indemnitee shall be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertaking in connection therewith.  The Corporation acknowledges that in the absence of a waiver, a bond or undertaking may be required of Indemnitee by a court, and the Corporation hereby waives any such requirement of such a bond or undertaking.

9.             Contribution.

(a)           To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Corporation, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Corporation and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Corporation (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

(b)           Whether or not the indemnification provided in Section 2 of this Agreement is available, in respect of any threatened, pending or completed action, suit or proceeding in which the Corporation is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Corporation shall pay, in the first instance, the entire amount of any judgment or settlement of such action, suit or proceeding without requiring Indemnitee to contribute to such payment and the Corporation hereby waives and relinquishes any right of contribution it may have against Indemnitee.  The Corporation shall not enter into any settlement or any action, suit or proceeding in which the Corporation is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

(c)           No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

10.          Maintenance of Insurance.  The Corporation represents that it presently has in place certain directors’ and officers’ liability insurance policies covering the directors and officers of the Corporation and the directors and officers of the wholly owned subsidiaries of the Corporation.  Subject only to the provisions within this Section 10, the Corporation agrees that so long as Indemnitee shall have consented to serve or shall continue to serve as a director or officer of the Corporation or as a director, manager or officer of a wholly owned subsidiary of the Corporation, or one or more of such positions, or as an Agent of the Corporation, and thereafter so long as Indemnitee shall be subject to any possible Proceeding (such periods being hereinafter sometimes referred to as the “Indemnification Period”), the Corporation will use all reasonable efforts to maintain in effect for the benefit of Indemnitee one or more valid, binding and enforceable policies of directors’ and officers’ liability insurance from established and reputable insurers, providing, in all respects, coverage both in scope and amount which is no less favorable than that presently provided or, following the Corporation’s initial public offering, than that provided as of the time of such initial public offering.  Notwithstanding the foregoing, the Corporation shall not be required to maintain said policies of directors’ and officers’ liability insurance during any time period if during such period such insurance is not reasonably available or if it is determined in good faith by the then directors of the Corporation either that:

(i)            The premium cost of maintaining such insurance is substantially disproportionate to the amount of coverage provided thereunder; or

(ii)           The protection provided by such insurance is so limited by exclusions, deductions or otherwise that there is insufficient benefit to warrant the cost of maintaining such insurance.

If the Corporation has in effect policies of directors’ and officers’ liability insurance at the time that Indemnitee notifies the Corporation of the commencement of any Proceeding, the Corporation shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies.  The Corporation shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.  In the event of a Change in Control or the Corporation’s becoming insolvent, including being placed into receivership or entering the federal bankruptcy process, the Corporation shall maintain in force any directors’ and officers’ liability insurance policies then maintained by the Corporation in providing insurance in respect of Indemnitee, for a period of six years thereafter (a “Tail Policy”).  Such coverage shall be with the incumbent insurance carriers using the policies that were in place at the time of the change of control event (unless the incumbent carriers will not offer such policies, in which case the Tail Policy shall be substantially comparable in scope and amount as the expiring policies, shall be placed by the Corporation’s existing broker, and the insurance carriers for the Tail Policy shall have an AM Best rating that is the same or better than the AM Best ratings of the expiring policies, or unless otherwise determined by a majority of the then-sitting directors).

11.          Modification, Waiver, Termination and Cancellation.  No supplement, modification, termination, cancellation or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

12.          Subrogation and Set Off.

(a)           In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

(b)           The Corporation’s obligation to indemnify, hold harmless, exonerate or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Corporation as a director, officer, trustee, partner, managing member, fiduciary, employee or agent of any other Enterprise shall be reduced by any amount Indemnitee has actually received as indemnification, hold harmless or exoneration payments or advancement of expenses from such Enterprise.  Notwithstanding any other provision of this Agreement to the contrary, (i) Indemnitee shall have no obligation to reduce, offset, allocate, pursue or apportion any indemnification, hold harmless, exoneration, advancement, contribution or insurance coverage among multiple parties possessing such duties to Indemnitee prior to the Corporation’s satisfaction and performance of all its obligations under this Agreement, and (ii) the Corporation shall perform fully its obligations under this Agreement without regard to whether Indemnitee holds, may pursue or has pursued any indemnification, advancement, hold harmless, exoneration, contribution or insurance coverage rights against any person or entity other than the Corporation.

13.          Notice by Indemnitee and Defense of Claim.  Indemnitee shall promptly notify the Corporation in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any matter, whether civil, criminal, administrative or investigative which may result in the right to indemnification or the advancement of Expenses, but the omission so to notify the Corporation will not relieve it from any liability that it may have to Indemnitee if such omission does not prejudice the Corporation’s rights.  If such omission does prejudice the Corporation’s rights, the Corporation will be relieved from liability only to the extent of such prejudice.  Notwithstanding the foregoing, such omission will not relieve the Corporation from any liability that it may have to Indemnitee otherwise than under this Agreement.  With respect to any Proceeding as to which Indemnitee notifies the Corporation of the commencement thereof:

(a)           The Corporation will be entitled to participate therein at its own expense; and

(b)           The Corporation jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee; provided, however, that the Corporation shall not be entitled to assume the defense of any Proceeding if there has been a Change in Control or if Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Corporation and Indemnitee with respect to such Proceeding.  After notice from the Corporation to Indemnitee of its election to assume the defense thereof, the Corporation will not be liable to Indemnitee under this agreement for any Expenses subsequently incurred by Indemnitee in connection with the defense thereof, other than reasonable costs of investigation or as otherwise provided below.  Indemnitee shall have the right to employ Indemnitee’s own counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless:

(i)            the employment of counsel by Indemnitee has been authorized by the Corporation;

(ii)           Indemnitee shall have reasonably concluded that counsel engaged by the Corporation may not adequately represent Indemnitee due to, among other things, actual or potential differing interests; or

(iii)          the Corporation shall not in fact have employed counsel to assume the defense in such Proceeding or shall not in fact have assumed such defense and be acting in connection therewith with reasonable diligence; in each of which cases the fees and expenses of such counsel shall be at the expense of the Corporation; provided, however, that the Indemnitee must select such counsel from three potential counsel proposed by the Corporation.

(c)           The Corporation shall not settle any Proceeding in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent; provided, however, that Indemnitee will not unreasonably withhold his or her consent to any proposed settlement.  The Corporation shall promptly notify Indemnitee once the Corporation has received an offer or intends to make an offer to settle any such Proceeding and the Corporation shall provide Indemnitee as much time as reasonably practicable to consider such offer.  The Corporation may not exhaust the amount of its directors’ and officers’ liability insurance pursuant to a settlement agreement unless the settlement provides for a full and final release of all claims asserted against Indemnitee.

14.          Notices.  All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

(a)           If to Indemnitee, to the address set forth below Indemnitee’s signature on the signature page hereof.

(b)                                 If to the Corporation, to:

Image Entertainment, Inc.
20525 Nordhoff Street, Suite 200
Chatsworth, CA  91311-6104
Attn:  General Counsel

or to such other address as may have been furnished to Indemnitee by the Corporation or to the Corporation by Indemnitee, as the case may be.

15.          Nonexclusivity.  The rights of Indemnitee hereunder shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under applicable law, the Corporation’s Certificate of Incorporation or bylaws, or any agreements, vote of stockholders, resolution of the Board of Directors or otherwise, and to the extent that during the Indemnification Period the rights of the then existing directors and officers are more favorable to such directors or officers than the rights currently provided to Indemnitee thereunder or under this Agreement, Indemnitee shall be entitled to the full benefits of such more favorable rights.

16.          Indemnification and Advancement Rights Primary.  The Corporation hereby acknowledges that Indemnitee has or may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more parties other than the Corporation or an affiliate of the Corporation (collectively, the “Secondary Indemnitors”).  The Corporation hereby acknowledges and the Corporation and Indemnitee hereby agree: (i) that the Corporation is the indemnitor of first resort with respect to any Proceeding in respect of which indemnification is being sought by Indemnitee; i.e., its obligations to Indemnitee are primary and any obligation of the Secondary Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee are secondary; (ii) that the Corporation shall be required to advance the full amount of expenses incurred by Indemnitee and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement and the Certificate of Incorporation and/or Bylaws of the Corporation (or any other agreement between the Corporation and Indemnitee), without regard to any rights Indemnitee may have against the Secondary Indemnitors; and (iii) that with respect to the Corporation’s obligations to advance Expenses and to indemnify Indemnitee for activities undertaken in Indemnitee’s capacity as an Agent of the Corporation, the Corporation irrevocably waives, relinquishes and releases the Secondary Indemnitors from any and all claims against the Secondary Indemnitors that the Corporation may have for contribution, subrogation or any other recovery of any kind in respect thereof.  The Corporation further agrees that no advancement or payment by the Secondary Indemnitors on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Corporation shall affect the foregoing and the Secondary Indemnitors shall have a right of contribution and/or subrogation to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Corporation.

17.          Certain Definitions.

(a)           “Agent” shall mean any person who is, is deemed to be, or was, or who has consented to serve as, a director, officer, employee, agent, fiduciary, joint venturer, partner, manager or other official of the Corporation or a subsidiary or an affiliate of the Corporation, or any other entity (including without limitation, an employee benefit plan), in each case either at the request of, for the convenience of, or otherwise to benefit the Corporation or a subsidiary of the Corporation.  Any person who is or was serving as a director, officer, employee or agent of a subsidiary of the Corporation shall be deemed to be serving, or have served, at the request of the Corporation.

(b)           “Change in Control” shall mean the occurrence, after the Corporation’s initial public offering, of any of the following:

(i)            Both (A) any “person” (as defined below) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing at least thirty percent (30%) of the total voting power represented by the Corporation’s then outstanding voting securities and (B) the beneficial ownership by such person of securities representing such percentage is not approved by a majority of the “Continuing Directors” (as defined below);

(ii)           Any “person” is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing at least fifty percent (50%) of the total voting power represented by the Corporation’s then outstanding voting securities;

(iii)          A change in the composition of the Board of Directors occurs, as a result of which fewer than two-thirds of the incumbent directors are directors who either (A) had been directors of the Corporation on the “look-back date” (as defined below) (the “Original Directors”) or (B) were elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority in the aggregate of the Original Directors who were still in office at the time of the election or nomination and directors whose election or nomination was previously so approved (together, the directors referenced in clauses (A) and (B) of this Section 17(b)(iii) shall be referred to as the “Continuing Directors”);

(iv)          The stockholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, if such merger or consolidation would result in the voting securities of the Corporation outstanding immediately prior thereto representing (either by remaining outstanding or by being converted into voting securities of the surviving entity) 50% or less of the total voting power represented by the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation; or

(v)           The stockholders of the Corporation approve (A) a plan of complete liquidation of the Corporation or (B) an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation’s assets.

For purposes of Subsections (i) and (ii) above, the term “person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act, but shall exclude (x) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or of a parent or subsidiary of the Corporation or (y) a corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of the common stock of the Corporation.

For purposes of Subsection (iii) above, the term “look-back date” shall mean the later of (x) the date first written above in the preamble to this Agreement or (y) the date 24 months prior to the date of the event that may constitute a “Change in Control.”

Any other provision of this Section 17(b) notwithstanding, the term “Change in Control” shall not include a transaction, if undertaken at the election of the Corporation, the result of which is to sell all or substantially all of the assets of the Corporation to another corporation (the “surviving corporation”); provided that the surviving corporation is owned directly or indirectly by the stockholders of the Corporation immediately following such transaction in substantially the same proportions as their ownership of the Corporation’s common stock immediately preceding such transaction; and provided, further, that the surviving corporation expressly assumes this Agreement.

(c)           “Disinterested Director” shall mean a director of the Corporation who is not or was not a party to the Proceeding in respect of which indemnification is being sought by Indemnitee.

(d)           “Expenses” shall include all direct and indirect costs (including, without limitation, attorneys’ fees, retainers, court costs, transcripts, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, the premium, security for, and other costs relating to any costs bond, supersedes bond, or other appeal bond or its equivalent, all other disbursements or out-of-pocket expenses and reasonable compensation for time spent by Indemnitee for which Indemnitee is otherwise not compensated by the Corporation or any third party) actually and reasonably incurred in connection with either the investigation, defense, settlement or appeal of a Proceeding or establishing or enforcing a right to indemnification under this Agreement, applicable law or otherwise; provided, however, that “Expenses” shall not include any Liabilities.

(e)           “Final Adverse Determination” shall mean that a determination that Indemnitee is not entitled to indemnification shall have been made pursuant to Section 5 hereof and either (1) a final adjudication in the courts of the State of Delaware from which there is no further right of appeal or decision of an arbitrator pursuant to Section 8(a) hereof shall have denied Indemnitee’s right to indemnification hereunder, or (2) Indemnitee shall have failed to file a complaint in a Delaware court or seek an arbitrator’s award pursuant to Section 8(a) for a period of one hundred twenty (120) days after the determination made pursuant to Section 5 hereof.

(f)            “Independent Legal Counsel” shall mean a law firm or a member of a firm or law professor selected by the Corporation and approved by Indemnitee (which approval shall not be unreasonably withheld) or, if there has been a Change in Control, selected by Indemnitee and approved by the Corporation (which approval shall not be unreasonably withheld), that neither is presently nor in the past five (5) years has been retained to represent: (i) the Corporation or any of its subsidiaries or affiliates, or Indemnitee or any corporation of which Indemnitee was or is a director, officer, employee or agent, or any subsidiary or affiliate of such a corporation, in any material matter, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term “Independent Legal Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee’s right to indemnification under this Agreement.

(g)           “Liabilities” shall mean liabilities of any type whatsoever including, but not limited to, any judgments, fines, Employee Retirement Income Security Act excise taxes and penalties, any federal, state, local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, penalties and amounts paid in settlement (including all interest assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties or amounts paid in settlement) of any Proceeding.

(h)           “Proceeding” shall mean any threatened, pending or completed action, claim, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative, investigative, formal or informal, including any such investigation or proceeding instituted by or on behalf of the Corporation or its Board of Directors so long as there is a reasonable likelihood the results of such investigation or proceeding will be reported to a governmental agency, as reasonably determined by the Corporation, in which Indemnitee was, is or will be involved as a party, as a witness or otherwise, that is associated with Indemnitee’s being an Agent of the Corporation regardless of whether the Indemnitee or the Corporation is a party to the proceeding in question.

18.          Binding Effect; Duration and Scope of Agreement.  This Agreement shall be binding upon the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Corporation), spouses, heirs and personal and legal representatives.  The Corporation shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Corporation, by written agreement expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be  required to perform if no such succession had taken place.

This Agreement shall be deemed to be effective as of the commencement date of the Indemnitee’s service as an officer or director of the Corporation and shall continue in effect during the Indemnification Period, regardless of whether Indemnitee continues to serve as an Agent.

19.          Severability.  If any provision or provisions of this Agreement (or any portion thereof) shall be held to be invalid, illegal or unenforceable for any reason whatsoever:

(a)           the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby; and

(b)           to the fullest extent legally possible, the provisions of this Agreement shall be construed so as to give effect to the intent of any provision held invalid, illegal or unenforceable.

20.          Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within the State of Delaware, without regard to conflict of laws rules.

21.          Consent to Jurisdiction.  The Corporation and Indemnitee each irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding that arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the state courts of the State of Delaware.

22.          Entire Agreement.  This Agreement represents the entire agreement between the parties hereto, and there are no other agreements, contracts or understandings between the parties hereto with respect to the subject matter of this Agreement, except as specifically referred to herein or as provided in Section 15 hereof.

23.          Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.

IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed by a duly authorized officer and Indemnitee has executed this Agreement as of the date first above written.

IMAGE ENTERTAINMENT, INC.,
a Delaware corporation

By

Its

INDEMNITEE

Address: